AMENDMENT
to
AMENDED AND RESTATED TRANSER AGENCY AND SERVICE
AGREEMENT

This Amendment (the “Amendment”), dated December 30, 2011, amends the Amended and Restated Transfer Agency and Service Agreement effective May 29, 2007 (the “Agreement”) between Prudential Mutual Fund Services LLC (“PMFS”) and the Funds.

WHEREAS, the parties desire to amend the Agreement to specifically reflect the fee payable by Class I Shares and Class Z Shares of Prudential Stock Index Fund effective as of June 1, 2007 that was (i) approved by the Fund’s Board at its meeting held June 5 – 7, 2007, (ii) reflected in the supplement to the Fund’s prospectus dated June 20, 2007 and (iii) correctly accrued by the Fund since June 1, 2007, and in conjunction therewith, to amend the pricing terms under the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the list of funds and series thereof as parties to the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the parties hereto agree as follows:

1.     Effect of Amendment . The Agreement, as modified and amended by this Amendment, is in all respects ratified and confirmed. The Agreement and this Amendment shall be read, taken, and construed as one and the same instrument. Upon the execution of this Amendment, the Agreement shall be modified and amended in accordance herewith. In the event of a conflict between this Amendment and the Agreement, this Amendment shall control.

2.      Exhibit A. Exhibit A, “Funds and Portfolios,” is deleted and replaced with the attached Exhibit A.

3.      Schedule A. Schedule A, “Fee Schedule,” is deleted and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

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FUNDS AS LISTED ON THE ATTACHED EXHIBIT A (individually and severally, and not jointly and severally)	PRUDENTIAL MUTUAL FUND SERVICES LLC
by: _____/s/ Grace C. torres	BY: /s/ Hansjerg P. Schlenker
GRACE C. Torres, Treasurer of ALL FUNDS	Hansjerg P. Schlenker, Vice President
attest: ___/s/ Theresa Chirco _	Attest: ___/s/ JOHN MCGUIRK
Print Name: Theresa chirco	Print Name: john mcguirk

EXHIBIT A

FUNDS AND PORTFOLIOS

Retail Funds

Prudential Global Total Return Fund, Inc.
Prudential Investment Portfolios, Inc. 14

     Prudential Government Income Fund
     Prudential Floating Rate Income Fund

Prudential High Yield Fund, Inc.
Prudential Investment Portfolios, Inc.
     Prudential Asset Allocation Fund
     Prudential Conservative Allocation Fund
     Prudential Growth Allocation Fund
     Prudential Jennison Equity Opportunity Fund
     Prudential Jennison Growth Fund
     Prudential Moderate Allocation Fund
Prudential Investment Portfolios 2
     Prudential Core Short-Term Bond Fund
     Prudential Core Taxable Money Market Fund
Prudential Investment Portfolios 3
     Prudential Jennison Market Neutral Fund
     Prudential Jennison Select Growth Fund
     Prudential Real Assets Fund
     Prudential Strategic Value Fund
Prudential Investment Portfolios 4
     Prudential Muni High Income Fund
Prudential Investment Portfolios 5
     Prudential Jennison Conservative Growth Fund

     Prudential Small Cap Value Fund
Prudential Investment Portfolios 6
     Prudential California Muni Income Fund
Prudential Investment Portfolios 7

Prudential Jennison Value Fund

Prudential Investment Portfolios 8
     Prudential Stock Index Fund
Prudential Investment Portfolios 9

Prudential International Real Estate Fund

Prudential Large-Cap Core Equity Fund

Prudential Absolute Return Bond Fund

Prudential Investment Portfolios, Inc. 10

Prudential Jennison Equity Income Fund

Prudential Mid-Cap Value Fund

Prudential Investment Portfolios 12

Prudential Global Real Estate Fund

     Prudential US Real Estate Fund
Prudential Jennison 20/20 Focus Fund
Prudential Jennison Blend Fund, Inc.
Prudential Jennison Mid-Cap Growth Fund, Inc.
Prudential Jennison Natural Resources Fund, Inc.
Prudential Jennison Small Company Fund, Inc.

Prudential MoneyMart Assets, Inc.
Prudential National Muni Fund, Inc.
Prudential Sector Funds, Inc.
     Prudential Financial Services Fund
     Prudential Health Sciences Fund (d/b/a Prudential Jennison Health Sciences Fund)
     Prudential Utility Fund (d/b/a Prudential Jennison Utility Fund)
Prudential Short-Term Corporate Bond Fund, Inc.
Prudential Total Return Bond Fund, Inc.
Prudential World Fund, Inc.
     Prudential International Equity Fund
     Prudential International Value Fund

     Prudential Emerging Markets Debt Local Currency Fund

The Prudential Variable Contract Account-2
The Prudential Variable Contract Account-10
The Prudential Variable Contract Account-11

Target Asset Allocation Funds
     Target Conservative Allocation Fund
     Target Growth Allocation Fund
     Target Moderate Allocation Fund

The Target Portfolio Trust
     Intermediate-Term Bond Portfolio
     International Equity Portfolio
     Large Capitalization Growth Portfolio
     Large Capitalization Value Portfolio
     Mortgage Backed Securities Portfolio
     Small Capitalization Growth Portfolio
     Small Capitalization Value Portfolio
     Total Return Bond Portfolio

Insurance Funds

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio

AST Advanced Strategies Portfolio

AST Balanced Asset Allocation Portfolio
AST BlackRock Global Strategies Portfolio
AST BlackRock Value Portfolio
AST Bond Portfolio 2015
AST Bond Portfolio 2016
AST Bond Portfolio 2017
AST Bond Portfolio 2018
AST Bond Portfolio 2019
AST Bond Portfolio 2020
AST Bond Portfolio 2021
AST Bond Portfolio 2022
AST Bond Portfoli0 2023
AST Capital Growth Asset Allocation Portfolio

AST CLS Growth Asset Allocation Portfolio

AST CLS Moderate Asset Allocation Portfolio

AST Cohen & Steers Realty Portfolio
AST Federated Aggressive Growth Portfolio
AST FI Pyramis® Asset Allocation Portfolio
AST First Trust Balanced Target Portfolio
AST First Trust Capital Appreciation Target Portfolio

AST Global Real Estate Portfolio
AST Goldman Sachs Concentrated Growth Portfolio
AST Goldman Sachs Large-Cap Value Portfolio
AST Goldman Sachs Mid-Cap Growth Portfolio
AST Goldman Sachs Small-Cap Value Portfolio
AST High Yield Portfolio
AST Horizon Growth Asset Allocation Portfolio
AST Horizon Moderate Asset Allocation Portfolio
AST International Growth Portfolio
AST International Value Portfolio
AST Investment Grade Bond Portfolio
AST Jennison Large Cap Growth Portfolio
AST Jennison Large Cap Value Portfolio
AST JPMorgan International Equity Portfolio
AST J.P. Morgan Strategic Opportunities Portfolio
AST Large-Cap Value Portfolio
AST Lord Abbett Core Fixed-Income Portfolio

AST Marsico Capital Growth Portfolio

AST Mid-Cap Value Portfolio
AST MFS Global Equity Portfolio
AST MFS Growth Portfolio

AST Money Market Portfolio
AST Neuberger Berman Core Bond Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio
AST Neuberger Berman/LSV Mid-Cap Value Portfolio

AST Parametric Emerging Markets Equity Portfolio
AST PIMCO Limited Maturity Bond Portfolio
AST PIMCO Total Return Bond Portfolio
AST Preservation Asset Allocation Portfolio
AST Prudential Core Bond Portfolio

AST QMA US Equity Alpha Portfolio
AST Quantitative Modeling Portfolio

AST Schroders Multi-Asset World Strategies Portfolio
AST Small Cap Growth Portfolio
AST Small Cap Value Portfolio
AST T. Rowe Price Asset Allocation Portfolio
AST T. Rowe Price Equity Income Portfolio
AST T. Rowe Price Global Bond Portfolio
AST T. Rowe Price Large Cap Growth Portfolio
AST T. Rowe Price Natural Resources Portfolio
AST Wellington Management Hedged Equity Portfolio
AST Western Asset Core Plus Bond Portfolio

The Prudential Series Fund
     Conservative Balanced Portfolio
     Diversified Bond Portfolio
     Equity Portfolio
     Flexible Managed Portfolio
     Global Portfolio
     Government Income Portfolio
     High Yield Bond Portfolio

Jennison 20/20 Focus Portfolio

     Jennison Portfolio
     Money Market Portfolio
     Natural Resources Portfolio
     Small Capitalization Stock Portfolio
     Stock Index Portfolio
     Value Portfolio
     SP International Growth Portfolio
     SP International Value Portfolio
     SP Prudential U.S. Emerging Growth Portfolio
     SP Small Cap Value Portfolio

[END OF EXHIBIT A]

SCHEDULE A

Prudential Mutual Fund Services LLC

Fee Schedule

General: Except as otherwise provided below, fees are based on an annual per shareholder account charge for the Retail Funds or per portfolio charge for the Insurance Funds, as applicable, by BNY Mellon Investment Servicing (US) Inc. (“BNYMIS”) for account maintenance; plus reimbursement to PMFS for direct costs plus, as to the Retail Funds, only, a reasonable margin; plus reimbursement to PMFS and BNYMIS of out-of-pocket expenses. In addition, there is an annual charge to the Retail Funds for inactive zero balance accounts.

Account Maintenance Charge: The annual account maintenance charge is billable to the Fund on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Annual Maintenance Per Account Fee or Per Portfolio Fee, as applicable

Retail Funds (other than Class I or Class Z Shares of Prudential Stock Index Fund)

Active direct      $ 5.00 per account, per annum for the first 1.2 million accounts, plus

Active direct      $ 4.85 per account, per annum for accounts in excess of 1.2 million

Active NSCC level III      $ 3.00 per account, per annum

Active Simple IRA     $ 6.00 per account, per annum

Active QP account     $16.00 per account, per annum

Inactive account+     $ 0.30 per account, per annum

Insurance Funds

Insurance Funds $6,000.00 per active Portfolio, effective January 1, 2009

+An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are typically purged on a quarterly basis. However, data is kept online for at least 18 months for year-end tax reporting. The inactive account fee does not apply to the Insurance Funds.

Prudential Stock Index Fund: Effective as of June 1, 2007, Class I Shares and Class Z Shares of Prudential Stock Index Fund are subject to a transfer agency fee of .07% and .13%, respectively, of the average daily net assets of such Class I and Class Z Shares.

Direct Costs: Except as otherwise provided herein, direct costs of PMFS allocated to the Retail Funds are based on the number of open accounts, are billable to the Fund plus a reasonable margin, and include but are not limited to the services set forth in Section 1.02 of this Agreement. PMFS does not seek reimbursement for its direct costs associated with Class I or Class Z Shares of Prudential Stock Index Fund. With respect to the Insurance Funds, PMFS will seek reimbursement for its direct costs in an amount not to exceed $295,000 annually. Direct costs of PMFS allocated to the Insurance Funds are based on the number of active Insurance Funds’ Portfolios.

Out-of-Pocket Expenses: Out-of-pocket expenses of PMFS and BNYMIS are billable to the Fund and include but are not limited to: postage, stationery and printing, allocable communication costs, microfilm, microfiche, and expenses incurred at the specific direction of the Fund.

Payment: Invoices will be presented to the Fund on a monthly basis assessing the Fund for the appropriate fee and out-of-pocket expenses.

[END OF SCHEDULE A]

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